UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2015

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted in Item 5.07 below, at the Annual Meeting of Shareholders of The Greenbrier Companies, Inc. (the “Company”) held on January 7, 2015, the shareholders approved amendments to the Company’s 2010 Amended and Restated Stock Incentive Plan in the form of a 2014 Amended and Restated Stock Incentive Plan (the “2014 Amended and Restated Plan”) to increase the dollar value of the automatic restricted stock grants made to non-employee directors immediately following each Annual Meeting of Shareholders, from $80,000 to $125,000.

A summary of the material terms of the 2014 Amended and Restated Plan is set forth on pages 42 to 48 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 19, 2014, and is incorporated herein by reference. That summary and the foregoing description of the 2014 Amended and Restated Plan are qualified in their entirety by reference to the text of the 2014 Amended and Restated Plan, which was filed as Appendix A to the Company’s Proxy Statement and is incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on January 7, 2015, five proposals were voted upon by the Company’s shareholders. A brief discussion of each proposal voted upon at the Annual Meeting and the number of votes cast for, against, withheld, abstentions and broker non-votes to each proposal are set forth below.

A vote was taken at the Annual Meeting for the election of two directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2018, or until their successors are elected and qualified. The Company’s Bylaws were amended on October 29, 2014, to decrease the number of directors from nine to eight, effective as of January 7, 2015. The aggregate numbers of shares of Common Stock voted in person or by proxy for each nominee were as follows:

Nominee	Votes for Election	Votes Withheld	Votes Abstained	Broker Non-Votes
William A. Furman	17,962,747	1,112,376	—	5,140,450
Charles J. Swindells	18,714,220	360,903	—	5,140,450

A vote was taken at the Annual Meeting to approve a non-binding advisory resolution regarding the 2014 compensation of the Company’s named executive officers. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
18,450,571	459,251	165,301	5,140,450

A vote was taken at the Annual Meeting on a proposal to approve amendments to the Company’s 2010 Amended and Restated Stock Incentive Plan to increase the annual director stock compensation under the plan in the form of a 2014 Amended and Restated

Stock Incentive Plan. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
17,744,722	1,194,415	135,986	5,140,450

A vote was taken at the Annual Meeting on a proposal to approve the adoption of The Greenbrier Companies, Inc. 2014 Employee Stock Purchase Plan. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
18,834,593	118,522	122,007	5,140,450

A vote was taken at the Annual Meeting on the proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending August 31, 2015. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
23,930,961	140,722	143,889	—

Item 8.01 Other Events.

Amendment of Audit Committee Charter

On January 6, 2015, the Board of Directors adopted and approved amendments to the Audit Committee Charter, based on the recommendation of the Audit Committee.

The amended Audit Committee Charter is attached hereto as Exhibit 99.1 and will be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.

New Audit Committee and Compensation Committee Chairs

On January 6, 2015, the Board of Directors appointed Graeme A. Jack as the Chairman of the Company’s Audit Committee, on the recommendation of the Nominating and Corporate Governance Committee. Mr. Jack succeeds Duane C. McDougall, who served as Chairman of the Audit Committee since December 2004 and continues to serve as the Company’s Lead Director.

On January 6, 2015, the Board of Directors also appointed Victoria McManus as the Chairman of the Company’s Compensation Committee. Ms. MacManus succeeds Mr. Jack, who served as Chairman of the Compensation Committee since November 2010 and, as noted above, has been appointed to serve as Chairman of the Audit Committee.

Executive Officer Promotions

On January 6, 2015, the Board of Directors appointed Alejandro Centurion (formerly President of North American Manufacturing Operations) as Executive Vice President and President of Global Manufacturing Operations. In connection with his new position, Mr. Centurion’s responsibilities for manufacturing operations were expanded from North America to include global manufacturing operations. The Board of Directors also appointed James T. Sharp as Executive Vice President of the Company in addition to his current position as President of Greenbrier Leasing Company LLC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: January 12, 2015	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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